SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2002

AMERICAN VANTAGE COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-10061	04-2709807

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer

of Incorporation)		Identification No.)

7674 West Lake Mead Blvd., Las Vegas, Nevada	89128

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 227-9800

6787 West Tropicana, Suite 200, Las Vegas, Nevada 89103
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURE

Item 5. Other Events.

         In June 2002, an order was filed by the United States Court of Appeals for the Ninth Circuit by Judge Raymond C. Fisher dismissing the civil action by American Vantage Companies (the “Company”) for claims arising from breach of contracts against Table Mountain Rancheria Band of Indians (the “Tribe”) due to the Court’s lack of subject matter jurisdiction. The Court stated that the Tribe is not a U.S. citizen and therefore, is not subject to federal diversity jurisdiction.

         The Company initially brought a civil action against the Tribe in federal court as required by the contracts with the Tribe. In September 2000, the Company’s action against the Tribe was dismissed from the United States District Court, Eastern District of California, Fresno Division (“District Court”), by Judge Anthony W. Ishii for lack of subject matter jurisdiction for which the Company appealed and was granted a stay of appeal from the United States Court of Appeals for the Ninth Circuit in order to pursue its claims in state court. The District Court made no ruling on the merits of the action.

         The Company brought a second action against the Tribe in California State Court asserting the same claims as in the federal action. In April 2001, an order was filed with the Superior Court of California, County of Fresno, Central Division (“Superior Court”) by Judge Stephen J. Kane dismissing the Company’s civil action for lack of subject matter jurisdiction based on the Superior Court’s determination that the Company’s claims are preempted by federal law. The Superior Court made no ruling on the merits of the action. In July 2001, the Company filed an appeal with the California State Court of Appeals, Fifth District. Briefing on appeal is complete and a hearing has been scheduled for September 19, 2002.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VANTAGE COMPANIES (Registrant)

Date: July 15, 2002	By:	/s/ Ronald J. Tassinari Ronald J. Tassinari, President